                                                             EXHIBIT 2.1

                              PORTLAND BREWING COMPANY
                             ARTICLES OF INCORPORATION

                                    ARTICLE I

The name of this corporation is PORTLAND BREWING COMPANY (The corporate name must contain the word "Corporation", "Company'", "Incorporated" or "Limited" or an abbreviation of one of such words) and its duration shall be PERPETUITY

                                    ARTICLE II

The purpose or purposes for which the corporation is organized are: THE CORPORATION MAY ENGAGE IN ANY LAWFUL ACTIVITY FOR WHICH CORPORATIONS MAY BE ORGANIZED UNDER ORS CHAPTER 57. IN ADDITION, THIS CORPORATION WILL BREW, DISTRIBUTE AND SELL BEER AND ALE.

                                   ARTICLE III

The aggregate number of shares which the corporation shall have authority to issue is 30 SHARES OF STOCK. COMMON STOCK VALUE AT $50.00 PER SHARE WITH TOTAL AUTHORIZED OF $1,500.00.
                                    ARTICLE IV

The address of the initial registered office of the corporation is  5019 SW
LOWELL   PORTLAND, OR  97221 and the name of its initial registered agent at such address is ARTHUR E. LARRANCE.

                                     ARTICLE V

The number of directors constituting the initial board of directors of the corporation is THREE and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

      Name                                        Address
-----------------------        -------------------------------------------
FREDERICK L. BOWMAN           9965 SW 96TH  BEAVERTON, OR  97005
JIM GOODWIN                   2534 N. PORTLAND BLVD PORTLAND, OR   97227
ARTHUR E. LARRANCE            5019 SW LOWELL  PORTLAND, OR  97221

                                    ARTICLE VI

The name and address of each incorporator is:

      Name                                        Address
-----------------------       ------------------------------------------
FREDERICK L. BOWMAN           9965 SW 96TH  BEAVERTON, OR  97005
JIM GOODWIN                   2534 N. PORTLAND BLVD PORTLAND, OR   97227
ARTHUR E. LARRANCE            5019 SW LOWELL  PORTLAND, OR  97221

                                   ARTICLE VII

THE PROVISIONS FOR REGULATION OF INTERNAL AFFAIRS HAVE NOT BEEN DETERMINED.

We, the undersigned incorporators, declare under penalties of perjury that we have examined the foregoing and to the best of our knowledge and belief, it is true, correct and complete.

/s/ Arthur E. Larrance       /s/ Jim Goodwin            /s/ Frederick L. Bowman
-------------------------   -------------------------  ------------------------
 Dated  November 1, 1983.

                              ARTICLES OF AMENDMENT
                                       OF
                            PORTLAND BREWING COMPANY

Pursuant to ORS 57.360 (1), the undersigned corporation executes the following Articles of Amendment to its Articles of Incorporation:

                                       I

The name of the corporation is Portland Brewing Company.

                                       II

The following amendment of the Articles of Incorporation was adopted by the shareholders on December 18, 1984:

"RESOLVED, that Article III of the Articles of Incorporation is amended to read as follows:

"ARTICLE III   The aggregate number of shares which the corporation shall have the authority to issue is 20,000 shares of common stock, with a par value of $.25 per share.'"

                                      III

The total number of shares outstanding at the time of the adoption of this amendment was 16 and the number of shares entitled to vote thereon was 16. The number of shares voted for such amendment was 16 and the number of shares voted against such amendment was zero.

                                       IV

Each outstanding share with no par value is split up and converted into 200 shares with a par value of $.25 per share.

                                       V

Such amendment effects no change in the amount of stated capital.

WE, THE UNDERSIGNED, declare under the penalties of perjury that we have examined the foregoing Articles of Amendment and, to the best of our knowledge and belief, it is true, correct and complete.

Dated December 18, 1984.

                                           PORTLAND BREWING COMPANY

                                           By   /s/ Frederick L. Bowman
                                              --------------------------------
                                               Frederick L. Bowman, President

                                            By   /s/ Arthur E. Larrance
                                              --------------------------------
                                               Arthur E. Larrance, Secretary

                            ARTICLES OF AMENDMENT
                                      OF
                           PORTLAND BREWING COMPANY

1.   Name of the corporation prior to amendment:
     PORTLAND BREWING COMPANY

2. State the article number(s) and set forth the article(s) as it is amended to read. Add new Article VII (see attached)

3.   The amendment was adopted on October 11, 1988.

4. Shareholder action was required to adopt the amendment(s). The shareholder vote was as follows:

-------------------------------------------------------------------------------------------------------------------
Class or Series of        Number of Shares        Number of Votes        Number of Votes      Number of Votes
     Shares               Outstanding             Entitled to be Cast    Cast For                Cast Against
-------------------------------------------------------------------------------------------------------------------
Common                        11,000                     11,000                8,400                   0
-------------------------------------------------------------------------------------------------------------------

5.    Other provisions, if applicable (Attach additional sheets, if necessary)

Execution:  /s/ Arthur E. Larrance    Arthur E. Larrance  Secretary
            -------------------------------------------------------
                  Signature               Printed Name      Title

Person to contact about this filing:  Delbert A. Weaver        222-9981
                                      ----------------------------------------
                                            Name          Daytime Phone Number

                                 Article VII

     "A Director of the Corporation shall not be liable to the corporation or its stockholders for money damages for conduct as a Director except liability arising from (1) any breach of the Directors' duty of loyalty to the Corporation or its stockholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law: (3) any unlawful distribution under the Oregon Business Corporation Act, or (4) any transaction in which the director derives any improper personal benefit."

                            ARTICLES OF AMENDMENT
                                      OF
                           PORTLAND BREWING COMPANY

1.   Name of the corporation prior to amendment:
     PORTLAND BREWING COMPANY

2. State the article number(s) and set forth the article(s) as it is amended to read. (Attach additional sheets if necessary.) See Exhibit A attached hereto.

3. The amendment was adopted on March 11, 1992. (If more than one amendment was adopted, identify the date of adoption of each amendment.)

4. Shareholder action WAS required to adopt the amendment(s). The shareholder vote was as follows:

-------------------------------------------------------------------------------------------------------------------------
Class or Series of             Number of Shares          Number of Votes        Number of Votes        Number of Votes
     Shares                      Outstanding             Entitled to be Cast        Cast For            Cast Against
-------------------------------------------------------------------------------------------------------------------------
Common                              26,000                   26,000                 21,496                   0
-------------------------------------------------------------------------------------------------------------------------

Execution:    /s/ Charles A. Adams     Charles A. Adams     President
            ------------------------------------------------------------------
                    Signature            Printed Name         Title

Person to contact about this filing:     Mark A. Stayer      (503) 222-9981
                                     -----------------------------------------
                                              Name        Daytime Phone Number

                                   EXHIBIT A

1.  Article III of the Articles of Incorporation is amended to read as follows:

                                  ARTICLE III

     The aggregate number of shares which the Corporation shall have authority to issue is 2,000,000 shares of common stock, without par value.

2.  Article VIII is added to the Articles of Incorporation and reads as follows:

                                  ARTICLE VIII

     The Corporation elects to waive preemptive rights and the shareholders of the Corporation shall not have a preemptive right to acquire the corporation's unissued shares.

                            ARTICLES OF AMENDMENT
                                      OF
                           PORTLAND BREWING COMPANY

     Pursuant to ORS 60.437, PORTLAND BREWING COMPANY hereby submits for filing the following Articles of Amendment to its Articles of Incorporation:

     1.   The name of the corporation is PORTLAND BREWING COMPANY.

     2. The Articles of Incorporation are amended by amending ARTICLE III so that said article, as amended, reads in its entirety:


"ARTICLE III   The aggregate number of shares which the corporation shall have authority to issue is five million (5,000,000) shares of common stock, without par value."

     3. Shareholder action was required to adopt the amendment. The corporation's only class of outstanding stock is common stock. The total number of shares outstanding and votes entitled to be cast by the voting group of the corporation are 1,101,680. The total number of votes cast for this amendment was 629,568; the total number of votes cast against this amendment was 44,649.

    4.   The amendment was adopted on November 8, 1994.

                       PORTLAND BREWING COMPANY


                       By:       /s/ Charles A. Adams
                          -----------------------------------
                             Charles A. Adams, President


Person to contact about this filing:

Brendan R. McDonnell, Esq.
Daytime Phone:  (503) 778-2182

                            ARTICLES OF AMENDMENT
                                      OF
                           PORTLAND BREWING COMPANY

     Pursuant to ORS 60.437, PORTLAND BREWING COMPANY hereby submits for filing the following Articles of Amendment to its Articles of Incorporation:

     1. The name of the corporation is PORTLAND BREWING COMPANY (the "Corporation").

     2. The Articles of Incorporation are amended by amending ARTICLE III so that said Article, as amended, is in the form attached hereto as Exhibit A.

     3. Shareholder action was required to adopt the Amendment. The Corporation's only class of outstanding stock is common stock. The total number of shares outstanding and votes entitled to be cast by the voting group of the Corporation are 2,069,397. The total number of votes cast for this Amendment was 1,036,892; the total number of votes cast against this Amendment was 90,074; and the total number of votes abstaining on this Amendment was 39,200.

     4.   The Amendment was adopted on April 30,1996.


                       PORTLAND BREWING COMPANY


                       By:    /s/ Charles A. Adams
                          -------------------------------------
                              Charles A. Adams, President


Person to contact about this filing:

Brendan R. McDonnell, Esq.
Daytime Phone:  (503) 778-2182

                                  EXHIBIT A

                                 ARTICLE III
                              AUTHORIZED SHARES
                       3.01 COMMON AND PREFERRED STOCK

     A. The aggregate number of shares that the Corporation shall have authority to issue is Five Million (5,000,000) shares of common stock and One Hundred Thousand (100,000) shares of preferred stock.

     B. The preferred stock may be issued in one or more series at such time or times and for such consideration or considerations as the board of directors may determine. Each series shall be so designated to distinguish its shares from the shares of all other series and classes. All shares of a series of preferred stock shall have preferences, limitations and relative rights identical with those of other shares of the same series and, except to the extent otherwise provided in the articles of amendment adopted by the board of directors creating the series, of those of other series of the same class. Except as otherwise provided in these articles of incorporation, different series of preferred stock shall not be construed to constitute different classes of shares for the purpose of voting by classes.

     C. Subject to the foregoing, the board of directors is expressly authorized to provide for the issuance of all or any shares of the preferred stock in one or more series, each with such preferences, limitations and relative rights as shall be stated in the articles of amendment adopted by the board of directors to create such series and filed with the Oregon Secretary of State in accordance with the Oregon Business Corporation Act. The authority of the board of directors with respect to each such series shall include, without limitation of the foregoing, the right to provide that the shares of each such series may (1) have special, conditional, or limited voting rights, or no voting rights; (2) be redeemable or convertible (a) at the option of the corporation, the shareholder, or another person on the occurrence of a designated event, (b) for cash, indebtedness, securities, or other property, or (c) in a designated amount or in an amount determined in accordance with a designated formula or by reference to extrinsic data or events; (3) entitle the holders to distributions calculated in any manner, including dividends that may be cumulative, noncumulative, or partially cumulative; and (4) have preference over any other classes or series of shares with respect to distributions, including dividends and distributions upon the dissolution of the Corporation; all as the board of directors may deem advisable and as are not inconsistent with the Oregon Business Corporation Act and the provisions of these articles of incorporation.

     3.02 RIGHTS OF COMMON STOCK. Subject to provisions governing preferred stock that may from time to time come into existence, the holders of the common stock shall have unlimited voting rights and the unlimited right to receive the net assets of the Corporation upon dissolution.

     3.03 VOTING OF COMMON STOCK. Except as otherwise required by law, each outstanding share of common stock is entitled to one vote on each matter voted on at a shareholders' meeting, and each outstanding share of preferred stock is entitled to such vote or votes, if any, as fixed by the board of directors in the articles of amendment filed pursuant to paragraph B of provision 3.01 above.

                            ARTICLES OF AMENDMENT
                                      OF
                           PORTLAND BREWING COMPANY

     Pursuant to the Oregon Business Corporation Act, the undersigned corporation submits for filing the following Articles of Amendment:

     1.  The name of the corporation is Portland Brewing Company (the
"Company").

     2.  Paragraph A of Article 3.01 of the Company's Articles of
Incorporation is amended to read as follows:

         3.01 COMMON AND PREFERRED STOCK

                A.   The aggregate number of shares that the
         Corporation shall have authority to issue is Twenty-Five
         Million (25,000,000) shares of common stock and One Hundred Thousand (100,000) shares of preferred stock.

     3. The amendment was adopted by the shareholders of the corporation on December 12, 1998.

     4. Shareholder action was required to adopt the amendment. The only class of stock outstanding is common stock. The vote was as follows:

     --------------- ---------------- ---------------- ---------------- ------------------- ----------------------
     Class or        Number of        Number of        Number of        Number of votes     Number of ABSTENTIONS
     series of       shares           votes entitled   votes cast FOR   cast AGAINST
     shares          outstanding      to be cast
     --------------- ---------------- ---------------- ---------------- ------------------- ----------------------
     Common          3,365,267        3,365,267        2,373,179        58,738              11,355
     --------------- ---------------- ---------------- ---------------- ------------------- ----------------------

                       PORTLAND BREWING COMPANY


                              /s/ Charles A. Adams
                       -------------------------------------
                            Charles A. Adams, President

Person to contact about this filing:

Gregory W. Mallory
Schwabe, Williamson & Wyatt, P.C.
(503) 222-9981

                            ARTICLES OF AMENDMENT
                                      OF
                           PORTLAND BREWING COMPANY

     Pursuant to ORS 60.134, the undersigned corporation submits for filing the following Articles of Amendment to its Articles of Incorporation:

     1.   The name of the corporation is Portland Brewing Company.

     2.   Article III of the Articles of Incorporation is amended by adding
Section 3.04 which is attached hereto as Exhibit A.

     3. The amendment was duly adopted by the Board of Directors on February 24, 1999.

                                   PORTLAND BREWING COMPANY, an
                                   Oregon corporation


                                   By: /s/ Charles A. Adams
                                      -------------------------------------
                                      Charles A. Adams, President

Person to contact about this filing:  Greg Mallory (503) 222-9981

                                  EXHIBIT A

3.04 Series A Preferred Stock.

     A. Number of Shares Included in Series A Preferred Stock. Ten Thousand (10,000) shares of the Corporation's authorized preferred stock are designated as Series A Preferred Stock. The Series A Preferred Stock will have a par value of $52.00 (the "Par Value") per share.

     B.   Voting Rights.

     (1) Each share of Series A Preferred Stock will be entitled to vote at all meetings of the shareholders of the Corporation in respect to any matter upon which the vote of the shareholders is required, including, without limitation, the election of directors. Each share of Series A Preferred Stock will initially be entitled to 100 votes. If at any time after the date of issuance of the Series A Preferred Stock, the Corporation issues additional shares of common stock as a stock dividend, or subdivides or combines the outstanding shares of common stock, then the number of votes which the Series A Preferred Stock is entitled shall be proportionally adjusted.

     (2)  The Series A Preferred Stock will vote separately as a class.

     C. Dividends. The holders of Series A Preferred Stock shall be entitled to receive out of funds lawfully available for dividends under the Oregon Business Corporation Act, if and as declared by the Board of Directors, cumulative dividends at the rate of 8% per annum, and no more, from the date of issuance, payable quarterly. Such dividends shall be declared and paid, or set apart for payment, before any dividend or other distribution is paid or set apart for payment with respect to the Corporation's common stock.

     D. Redemption. Unless converted in accordance with paragraph E below, the Corporation shall redeem the Series A Preferred Stock on February 25, 2004 (the "Redemption Date"), by paying to the holder the Par Value for each share plus any accumulated but unpaid dividends thereon (the "Redemption Price"). The Redemption Price shall be paid, at the sole discretion of the Corporation, either: (i) in cash on the Redemption Date or (ii) in 24 equal monthly payments bearing interest at 12% per annum with the first payment due on the first day of the month following the Redemption Date.

     E.   Conversion.

     (1) On the Redemption Date, holders may convert Series A Convertible Preferred Stock into fully paid and nonassessable common stock of the Corporation at the rate of 100 shares of common stock for each share of Series A Preferred Stock converted.

     (2) To convert the shares, the holder must deliver to the Corporation, within 10 days prior to the Redemption Date, (i) a written notice stating the number of shares to be converted and (ii) the certificate or certificates representing the shares to be converted along with the proper instruments of transfer of the certificate or certificates to be converted.

     (3) If at any time after the date of issuance of the Series A Preferred Stock, the Corporation issues additional shares of common stock as a stock dividend, or subdivides or combines the outstanding shares of common stock, then the rate of conversion shall be proportionally adjusted. In lieu of any fractional share to which the holder would otherwise be entitled, the Corporation shall round up or down the number of shares of common stock to be received upon conversion to the nearest whole share.

     (4) In the event the Corporation at any time while any of the Series A Preferred Stock is outstanding shall be consolidated with or merged into any other corporation or corporations, or shall sell or lease all or substantially all of its property and business as an entirety, lawful provision shall be made as part of the terms of such consolidation, merger, sale or lease that the holder of Series A Preferred Stock may thereafter receive in lieu of such common stock otherwise issuable to the holder upon conversion of his or her shares, but at the conversion rate which would otherwise be in effect at the time of conversion, the same kind and amount of securities or assets as may be issuable, distributable or payable upon such consolidation, merger, sale or lease with respect to common stock of the Corporation.

     F. Liquidation. In the event of liquidation or dissolution of the Corporation, voluntary or involuntary, the holder of the Series A Preferred Stock shall be entitled to receive out of the assets of the Company the Par Value of their respective shares and an amount equal to the dividends accrued and unpaid thereon to the date of distribution, whether or not earned or declared, before any distribution shall be made to the holders of common stock. The foregoing provisions shall not be deemed to require the distribution of assets among the holder of Series A Preferred Stock in the event of a consolidation, merger, lease, or sale, which does not in fact result in the liquidation or dissolution of the Corporation.